                                                                        Exhibit 12.2
                             GULF POWER COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2001 and the nine months ended September 2002



                                                                                           Year ended December 31,

                                                               -----------------------------------------------------------------
                                                                   1997              1998                1999             2000
                                                                   ----              ----                ----             ----
                                                                ------------------------------Thousands of Dollars--------------

EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income  Before  Interest  and Income Taxes                  $     124,428      $   120,946      $    119,576     $    116,892
      AFUDC - Debt funds                                                   5                0                 0              440
                                                               --------------     ------------     -------------    ------------
         Earnings  as defined                                  $     124,433      $   120,946      $    119,576     $    117,332
                                                               ==============     ============     =============    ============


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                                $      21,699      $    19,718      $     21,375     $     22,622
   Interest on affiliated loans                                            0                0                 0                0
   Interest  on interim  obligations                                     891            1,190             2,371            2,804
   Amort of debt disc, premium  and expense, net                       2,281            2,100             1,989            2,047
   Other interest  charges                                             4,885            8,582             7,326            7,252
                                                               --------------     ------------     -------------    ------------
         Fixed charges as defined                                     29,756           31,590            33,061           34,725
Tax  deductible   preferred  dividends                                   156              112                20               20
                                                               --------------       ----------       -----------       ---------
                                                                      29,912           31,702            33,081           34,745
                                                               --------------     ------------     -------------    ------------
Non-tax  deductible  preferred  dividends                              3,461              524               197              214
Ratio  of net income  before  taxes to net income              x       1.546      x     1.563      x      1.606     x      1.586
                                                               --------------     ------------     -------------    ------------
Pref  dividend  requirements  before  income  taxes                    5,351              819               316              339
                                                               --------------     ------------     -------------    ------------
Fixed  charges  plus  pref  dividend  requirements             $      35,263      $    32,521      $     33,397     $     35,084
                                                               ==============     ============     =============    ============

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                                  3.53             3.72             3.58             3.34
                                                                      =====            =====            =====            =====
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


                                                                                                   Exhibit 12.2
                                                                                                     12/4/2002
                               GULF POWER COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2001 and the nine months ended September 2002
                                                                                                      Nine
                                                                                                     Months
                                                                                                      Ended
                                                                     Year ended December 31,        September
                                                                   -----------------------------------------------------
                                                                               2001                     2002
                                                                               ----                     ----
                                                                   -----------------Thousands of Dollars--------------
                                                                   -----------------------------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income  Before  Interest  and Income Taxes                      $          121,227      $           123,232
      AFUDC - Debt funds                                                        2,510                    1,391
                                                                   -------------------     --------------------
         Earnings  as defined                                      $          123,737      $           124,623
                                                                   ===================     ====================


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                                    $           24,520      $            21,642
   Interest on affiliated loans                                                   396                      527
   Interest  on interim  obligations                                              768                      399
   Amort of debt disc, premium  and expense, net                                2,059                    1,911
   Other interest  charges                                                      6,278                    7,033
                                                                   -------------------     --------------------
         Fixed charges as defined                                              34,021                   31,512
Tax  deductible   preferred  dividends                                             20                       15
                                                                      ----------------        -----------------
                                                                               34,041                   31,527
                                                                   -------------------     --------------------
Non-tax  deductible  preferred  dividends                                         197                      147
Ratio  of net income  before  taxes to net income                  x            1.535      x             1.569
                                                                   -------------------     --------------------
Pref  dividend  requirements  before  income  taxes                               302                      231
                                                                   -------------------     --------------------
Fixed  charges  plus  pref  dividend  requirements                 $           34,343      $            31,758
                                                                   ===================     ====================

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                                              3.60                     3.92
                                                                                  =====                    ====
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